Exhibit 2.6

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:43 AM 05/19/2020
FILED 10:43 AM 05/19/2020
SR 20204137209 - File Number 7977248

STATE OF DELAWARE

CERTIFICATE OF REGISTERED SERIES OF

LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a registered series of a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Landa App LLC.

2. The name of the registered series is Landa App LLC - 1701 Summerwoods Lane Griffin GA LLC.

By:	/s/ Yishai Cohen
Authorized Person

Name:	Yishai Cohen
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